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                                                                     EXHIBIT 2.1

                           FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State

February 28, 2001

GOLF SOCIETY OF THE U.S., INC.
1291 SW 29TH AVENUE
POMPANO BEACH, FL 33069




Re:  Document Number P00000115739

The Articles of Merger were filed February 27, 2001, for GOLF SOCIETY OF THE U.S., INC., the surviving Florida entity.

The certification you requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H01000021569.

Should you have any further questions concerning this matter, please feel free to call (850) 487-6050, the Amendment Filing Section.

Darlene Connell
Corporate Specialist
Division of Corporations                    Letter Number: 401A00012489












      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314


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                               ARTICLES OF MERGER

                                       OF

                              SPORTSOFT GOLF, INC.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                         GOLF SOCIETY OF THE U.S., INC.
                             (A FLORIDA CORPORATION)

         Pursuant to Section 607.1105 of the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

FIRST:  The plan of merger is as follows:

         1. MERGER. SPORTSOFT GOLF, INC., a Delaware corporation ("DELAWARE"), shall be merged (the "Merger") with and into GOLF SOCIETY OF THE U.S., INC., a Florida corporation bearing Document P00000115739 ("FLORIDA"). FLORIDA and DELAWARE are sometimes hereinafter collectively referred to as the "Constituent Corporations." FLORIDA shall be the surviving corporation of the Merger (the "Surviving Corporation"), effective upon the date when these Articles of Merger are filed with the Department of State of the State of Florida and the Certificate of Merger is filed with the State of Delaware (the "Effective Date").

         2. ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation and the By-Laws of FLORIDA, as same shall exist from and after the Effective Date, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof or applicable law, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Articles of Incorporation and By-Laws of the Surviving Corporation, shall constitute the Articles of Incorporation and By-Laws of the Surviving Corporation separate and apart from these Articles of Merger.

         3. SUCCESSION. On the Effective Date, FLORIDA shall continue its corporate existence under the laws of the State of Florida, and the separate existence and corporate organization of DELAWARE, except insofar as it may be continued by operation of law, shall be terminated and cease.


ADAM J. REISS, ESQ., FLA. BAR #0182702
Atlas Pearlman, P.A.
350 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida 33301
Phone No.: (954) 763-1200




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         4. CONVERSION OF SHARES. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, each outstanding share of DELAWARE's common stock shall be converted at the Effective Date of the Merger into the right to receive .0969 fully paid and nonassessable restricted share(s) of Visual Data Corporation ("VDAT"), common stock, $.0001 par value, pursuant to Section 3.1 of the Agreement and Plan of Merger (the "Plan of Merger") between VDAT and DELAWARE and certain of DELAWARE's shareholders. Each share of common stock of FLORIDA issued and outstanding prior to the Effective Date shall remain outstanding.

SECOND: The Effective Date of the Merger is the date upon which these Articles of Merger are filed with the Secretary of State of the State of Florida and the Certificate of Merger is filed with the State of Delaware.

THIRD: The Plan of Merger was adopted by FLORIDA's Board of Directors by Unanimous Written Consent dated January 22, 2001, and by FLORIDA's shareholders by Unanimous Written Consent dated January 22, 2001; and by DELAWARE's Board of Directors by Unanimous Written Consent dated December 1, 2000 and by DELAWARE's Shareholders by Written Consent of the holders of a majority of the shares of outstanding DELAWARE Common Stock dated February 27, 2001.

         Signed this 27th day of February 2001.


GOLF SOCIETY OF THE U.S., INC.              SPORTSOFT GOLF, INC.
a Florida corporation                       a Delaware corporation


By: /s/ Randy S. Selman                    By:  /s/ Alfred R. Paliani
    ----------------------------                --------------------------------
Name: Randy S. Selman, President            Name: Alfred R. Paliani, President





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